SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2003

Allied Waste Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-19285 (Commission File Number)	88-0228636 (IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100 Scottsdale, Arizona (Address of principal executive offices)	85260 (Zip Code)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On March 31, 2003, Allied Waste Industries, Inc. (“Allied” or “Company”) issued the following press release.

Contact:	Michael Burnett Vice President, Investor Relations 480-627-2785

FOR IMMEDIATE RELEASE

ALLIED WASTE INDUSTRIES, INC.
ANNOUNCES COMMON STOCK AND MANDATORY
CONVERTIBLE PREFERRED STOCK OFFERINGS

Scottsdale, AZ – March 31, 2003 – Allied Waste Industries, Inc. (NYSE: AW) today announced that it is commencing concurrent offerings of common stock and mandatory convertible preferred stock under the company’s existing shelf registration statement. Allied Waste plans to raise approximately $400 million of capital through the issuance of approximately $100 million of common stock and the issuance of approximately $300 million of mandatory convertible preferred stock. The company intends to use the net proceeds from these financing activities to repay amounts outstanding under its existing bank credit facility as stated in its previously announced financing plan.

In connection with these transactions, Allied Waste intends to issue approximately 12 million shares of common stock and approximately 6 million convertible preferred shares. In each offering, the underwriters will have a 15% over-allotment option.

UBS Warburg LLC, Salomon Smith Barney Inc. and Credit Suisse First Boston LLC will be acting as the book-running managers for the common stock offering. UBS Warburg LLC, Salomon Smith Barney Inc. and Deutsche Bank Securities Inc. will be acting as the book-running managers for the mandatory convertible preferred stock offering.

Separately, in connection with its previously announced financing plan, JPMorgan Securities Inc. and Salomon Smith Barney Inc. will be acting as the book-running managers for the company’s new credit facility.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy shares of common stock or shares of mandatory convertible preferred stock. Shares of common stock or shares of mandatory convertible preferred stock will not be sold in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of December 31, 2002, the Company operated 340 collection companies, 175 transfer stations, 169 active landfills and 66 recycling facilities in 39 states.

Safe Harbor for Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) continuing weakness in the U.S. economy in 2003 may cause a decline in the demand for the Company’s services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and its market development efforts, which may cause significant increases in our waste disposal expenses; (3) a change in interest rates or a reduction in the Company’s cash flow could impair our ability to service and reduce its debt obligations; (4) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges; (5) divestitures by us may not raise funds exceeding financing needed for acquisitions in 2003 or may not occur at all; (6) severe weather conditions could impair our operating results; (7) we may be unable to refinance our indebtedness and/or execute our financing plan; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in post-closure costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of a member of senior management; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; and (16) potential increases in commodity and fuel prices may make it more expensive to operate our business.

Other factors which could materially affect such forward-looking statements can be found in the Company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management’s Discussion and Analysis in Allied’s Form 10-K for the year ended December 31, 2002. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC.

By:	/s/ THOMAS W. RYAN

Thomas W. Ryan Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: March 31, 2003